Exhibit 10.1.14

NONQUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
GREAT PLAINS ENERGY INCORPORATED
LONG-TERM INCENTIVE PLAN (THE PLAN)

THIS AGREEMENT, dated as of August 5, 2003, by and between GREAT PLAINS ENERGY INCORPORATED (the "Company") and _______________ (the "Optionee").

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth in the Plan; and

WHEREAS, the Optionee is now employed by the Company or one of its subsidiaries in a key capacity, and the Company desires to (i) encourage the Optionee to acquire a proprietary and vested long-term interest in the growth and performance of the Company, (ii) provide the Optionee with an incentive to enhance the value of the Company for the benefit of its customers and shareholders, and (iii) encourage the Optionee to remain in the employ of the Company as one of the key employees upon whom the Company's success largely depends;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.           GRANT. The Company hereby grants to Optionee, pursuant to the terms and conditions of this Agreement and the Plan, a nonqualified Stock Option (the "Option") and Limited Stock Appreciation Right (the "Right") in tandem with the Option for and with respect to __________ shares of the Company's Common Stock, to be exercised as hereinafter provided.

2.           TERMS AND CONDITIONS. The Option and Right are subject to the following terms and conditions:

a.	Option Period. The Option and the Right shall expire ten years from the date hereof.
b.
Exercise of Option. The Option may be exercised at any time after three years from the date hereof, in whole or in part, prior to its termination at a purchase price of $27.73 per share (the Fair Market Value of the Common Stock on the date hereof). Any exercise shall be accompanied by written notice specifying the number of shares as to which the Option is being exercised. A partial exercise of the Option shall not affect the exercisability of the balance of the Option. Upon the exercise or expiration of all or part of the Option, a corresponding portion of the Right shall expire.

c.
Payment of Purchase Price Upon Exercise. At the time of any exercise of the Option, the purchase price therefor shall be paid in cash, by delivery of previously-owned shares of Common Stock or any combination thereof. If Common Stock is used in full or partial payment of the Option Price, it shall be valued at the Fair Market Value on the date the Option is exercised.

d.
Termination of Option. The Option shall cease to be exercisable at the earliest of (i) the Optionee's purchase of the Common Stock to which the Option relates, (ii) the automatic exercise of a related Right, or (iii) the lapse of the Option as set forth in Section Eight(F) of the Plan.

e.
Dividend Rights. The dividend will accrue quarterly on the Option in a nominal account. The Optionee shall be entitled to receive on a deferred basis these quarterly dividends with respect to the number of shares to which the Option relates. In the event of a partial exercise, the dividends will be paid proportionally in accordance with the number of shares purchased. Notwithstanding the foregoing, Optionee will not be entitled to the accrued dividends unless (1) Optionee exercises the Option to which the dividends relate, and (2) the Fair Market Value of the Common Stock is equal to or more than the Option price on the exercise date. However, in the event of a Change in Control as defined in Section Eleven of the Plan, the Optionee shall be entitled to receive an amount equal to the accrued reinvested quarterly dividends with respect to the number of shares to which this Option relates without meeting the criteria in the preceding sentence. If the Option or any portion thereof terminates prior to its exercise, the right, if any, to the dividends will also terminate.

f.
Limited Stock Appreciation Right. In the event of a Change in Control as defined in Section Eleven of the Plan, the Company shall pay to the Optionee the cash value of the Right as provided for in the Plan along with the accrued quarterly dividends as provided for in Section 2(e) herein. Upon payment of the Right, the Option shall expire.

g.
Non-transferability. Neither the Option nor the Right shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Security Act, or the rules thereunder.

3.       NOTICES. Any notice hereunder to the Company shall be addressed to the Office of the Corporate Secretary.

GREAT PLAINS ENERGY INCORPORATED

By:___________________________________
Robert H. West, on behalf of
the Compensation Committee

________________________
Optionee